LivePerson Announces Second Quarter 2021 Financial Results

-- Exceeds guidance with a record revenue of $119.6 million and growth of 31% year-over-year --

-- Increases annual contract value of new logo signings by ~100% year-over-year --

-- Achieves Rule of 40 for a fourth consecutive quarter --

-- Expands new target verticals in Healthcare and Crypto --

-- Provides initial 2022 Outlook of at least 27% growth, driven by go-to-market investment --

NEW YORK, August 3, 2021 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” or the “Company”), a global leader in conversational AI, today announced financial results for the second quarter ended June 30, 2021.

Second Quarter Highlights
Total revenue was $119.6 million for the second quarter of 2021, an increase of 31% as compared to the same period last year. Within total revenue, business operations revenue for the second quarter of 2021 increased 31% year over year to $109.8 million, and revenue from consumer operations increased 29% year over year to $9.8 million.

LivePerson signed four seven-figure deals and 105 deals in total in the second quarter, comprising 29 new and 76 existing customer contracts. Trailing-twelve-months average revenue per enterprise and mid-market customer increased 35% in the second quarter to another record high of $535,000, up from approximately $395,000 in the comparable prior-year period.

“In Q2, we delivered record revenue, and AI-led volume on our platform hit an all-time high. We continue to see strong momentum in the market, with an accelerating demand environment for Conversational AI in both commerce and care use cases,” said founder and CEO Robert LoCascio. “Brands are increasingly turning to AI and messaging, leveraging our automation capabilities to communicate and engage with consumers. We are investing to capture the strong interest that we see in the market, including in new verticals, such as in the healthcare and cryptocurrency spaces and with new use cases, such as social media management.”

“The second quarter marked our fifth consecutive quarter of 25% plus revenue growth, with the last two exceeding 30%, and our fourth consecutive quarter of operation at the Rule of 40. While our strategy to enhance operating leverage has clearly delivered the intended results, we see secular demand for Conversational AI as a signal to increase investment in our go-to-market capacity. With these investments, we expect to grow by at least 27% in 2022 with an exit run rate of 30%.” added CFO John Collins.

Customer Expansion
During the second quarter, the Company signed contracts with the following new customers:
•A leading retail marketplace
•One of the fastest-growing and largest urgent care providers in the U.S.

•A Top 50 largest U.S. bank by asset size
•One of the largest life insurance providers in the U.S.
•A leading outdoor lifestyle retailer
The Company also expanded business with:
•One of the world’s most popular audio streaming subscription services companies
•A Top 10 most valuable and largest fast food brand in the world
•One of the largest banking and financial services institutions in the world
•A Top 5 largest tour operator in the U.K.
•One of the largest e-commerce retailers in Japan

Net Loss and Adjusted Operating Income
Net loss for the second quarter of 2021 was $21.1 million or $0.31 per share, as compared to a net loss of $18.6 million or $0.28 per share in the second quarter of 2020. Adjusted operating income, a non-GAAP financial metric, for the second quarter of 2021 was $6.4 million, as compared to an adjusted operating income of $3.5 million in the second quarter of 2020. Adjusted operating income excludes amortization of purchased intangibles, stock-based compensation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, interest income (expense), and other expense (income).

Adjusted EBITDA
Adjusted EBITDA, a non-GAAP financial metric, for the second quarter of 2021 was $13.4 million or $0.18 per share, as compared to $9.3 million or $0.14 per share in the second quarter of 2020. Adjusted EBITDA excludes amortization of purchased intangibles, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, provision for (benefit from) income taxes, interest income (expense), and other expense (income).
A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents
The Company’s cash balance was $664.3 million at June 30, 2021, as compared to $654.2 million at December 31, 2020.

Financial Expectations
The Company is updating its revenue guidance for full year 2021 to a range of $464.0 million to $471.0 million, up from the previous guidance range of $460.0 million to $468.0 million. The Company is targeting full year growth of 26.5% to 28.5%, up from 25.5% to 27.5%. Third quarter revenue guidance range is $117.0 million to $119.0 million, or 23.5% to 25.5% year-over-year growth.

The Company now expects to invest up to $24 million in expansion of its go-to-market capabilities and technology initiatives designed to drive increased revenue growth in 2022 and beyond. As a result, the Company is updating its guidance for 2021 adjusted EBITDA to a range of $14.8 million to $22.8 million or a 3.2% to a 4.8% margin, from a previous range of $33.5 million to $41.5 million, or a 7.3% to 8.9% margin. The Company is guiding for third quarter adjusted EBITDA in a range of $4.0 million to $8.0 million or a 3.5% to 6.8% margin.

The Company’s detailed financial expectations are as follows:

Third Quarter 2021

Guidance
Revenue (in millions)	$117.0 - $119.0
GAAP net loss per share	$(0.55) - $(0.49)
Adjusted operating loss (in millions)	$(5.5) - $(1.5)
Adjusted EBITDA (in millions)	$4.0 - $8.0
Fully diluted share count (in millions)	76.3

Full Year 2021

	Updated Guidance	Previous Guidance
Revenue (in millions)	$464.0 - $471.0	$460.0 - $468.0
GAAP net loss per share	$(2.02) - $(1.90)	$(1.90) - $(1.78)
Adjusted operating (loss)/income (in millions)	$(17.6) - $(9.6)	$(1.4) - $6.6
Adjusted EBITDA (in millions)	$14.8 - $22.8	$33.5 - $41.5
Fully diluted share count (in millions)	75.6	75.9

Other Full Year 2021 Assumptions
•Estimated IP litigation and consulting expenses of approximately $4.9 million ($0.07 per share) and severance and restructuring of $4.2 million ($0.06 per share)
•Amortization of purchased intangibles and finance leases of approximately $6.2 million
•Non-cash interest expense of approximately $35.8 million
•Stock-based compensation expense of approximately $70.7 million
•Depreciation of approximately $32.3 million
•Cash taxes paid of $3.0 million to $4.0 million. A GAAP tax liability of approximately $1.5 million
•Capital expenditures of approximately $47.1 million

Furthermore, as a percent of revenue for the year, including amortization of intangibles and stock-based compensation, but excluding non-recurring expenses discussed above, we anticipate gross profit to be in a range of 67.0% to 68.0%, sales and marketing 40.9%, product development 37.2%, and general and administrative 15.3%.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(In thousands)
Cost of revenue	$1,386	$2,199	$3,281	$3,448
Sales and marketing	3,373	2,525	7,155	7,664
General and administrative	3,110	4,083	5,760	6,811
Product development	7,218	7,138	13,502	12,719
Total	$15,087	$15,945	$29,698	$30,642

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(In thousands)
Cost of revenue	$1,184	$284	$2,359	$569
Amortization of purchased intangibles	374	404	749	809
Total	$1,558	$688	$3,108	$1,378

Supplemental Second Quarter 2021 Presentation
LivePerson will post a presentation providing supplemental information for the second quarter 2021 on the investor relations section of the Company’s web site at http://www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its second quarter 2021 financial results during a teleconference today, August 3, 2021. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13721288.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13721288.” A replay will also be available on the investor relations section of the Company’s web site at http://www.ir.liveperson.com.

About LivePerson
LivePerson makes life easier for people and brands everywhere through trusted conversational AI. Our 18,000 customers, including leading brands like HSBC, Orange, GM Financial, and The Home Depot, use our conversational solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship - a conversational relationship - with their millions of consumers. LivePerson was named to Fast

Company’s World’s Most Innovative Companies list in 2020 for its leadership in artificial intelligence. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are “non-GAAP financial measures”: (i) adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; (ii) adjusted operating income (loss), or operating income (loss) excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs; and (iii) free cash flow, or net cash provided by operating activities less purchases of property and equipment, including capitalized software.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements
Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: major public health issues, and specifically the pandemic caused by the spread of COVID-19, and their effects on the U.S. and global markets; our ability to retain key personnel, attract new personnel and to manage staff attrition; strain on our personnel resources and infrastructure from supporting our existing and growing customer base; the ability to successfully integrate past or potential future acquisitions; our ability to secure additional financing to execute our business strategy; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; the migration of existing customers to our new platform; our ability to attract new customers and new consumer users of our consumer services; our ability to develop and maintain successful relationships with social media and other third-party consumer messaging platforms and endpoints; the highly competitive markets in which we operate; general economic conditions; privacy concerns relating to the Internet that could result in new legislation or negative public perception; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; greater than anticipated income, non-income and transactional tax liabilities; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; our dependence on the continued viability of the Internet; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to our operations in Israel, and the civil and political unrest in that region; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; our lengthy sales cycles; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company's reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$119,605	$91,603	$227,496	$169,691

Costs and expenses:
Cost of revenue	40,063	27,707	73,582	50,526
Sales and marketing	38,622	34,618	75,575	77,298
General and administrative	16,105	16,353	30,591	32,822
Product development	37,526	26,967	70,981	52,681
Restructuring costs	493	—	3,225	3,193
Amortization of purchased intangibles	374	404	749	809
Total costs and expenses	133,183	106,049	254,703	217,329

Loss from operations	(13,578)	(14,446)	(27,207)	(47,638)

Other (expense) income, net:
Interest expense, net	(9,281)	(3,211)	(18,410)	(6,002)
Other income (expense), net	2,338	(1,309)	3,050	(1,975)
Total other (expense) income, net	(6,943)	(4,520)	(15,360)	(7,977)

Loss before provision for (benefit from) income taxes	(20,521)	(18,966)	(42,567)	(55,615)

Provision for (benefit from) income taxes	598	(339)	(253)	13

Net loss	$(21,119)	$(18,627)	$(42,314)	$(55,628)

Net loss per share of common stock:
Basic	$(0.31)	$(0.28)	$(0.62)	$(0.86)
Diluted	$(0.31)	$(0.28)	$(0.62)	$(0.86)

Weighted-average shares used to compute net loss per share:
Basic	69,057,129	65,650,782	68,482,653	65,023,302
Diluted	69,057,129	65,650,782	68,482,653	65,023,302

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Six Months Ended
	June 30,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(42,314)	$(55,628)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	29,698	30,642
Depreciation	13,578	11,274
Amortization of tenant allowance	—	(258)
Amortization of purchased intangibles and finance leases	3,108	1,378
Amortization of debt issuance costs	1,228	600
Accretion of debt discount on convertible senior notes	16,374	4,777
Changes in fair value of contingent consideration	—	(263)
Allowance for credit losses	1,599	1,953
Gain on settlement of leases	(3,322)	—
Deferred income taxes	(1,408)	54

Changes in operating assets and liabilities:
Accounts receivable	(11,665)	10,051
Prepaid expenses and other current assets	(3,938)	(5,377)
Contract acquisition costs noncurrent	(3,557)	(4,348)
Other assets	597	(28)
Accounts payable	(6,548)	(3,026)
Accrued expenses and other current liabilities	20,527	14,235
Deferred revenue	20,126	5,979
Operating lease liabilities	(3,312)	270
Other liabilities	(157)	21
Net cash provided by operating activities	30,614	12,306

INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(23,172)	(23,611)
Payments for intangible assets	(1,375)	(648)
Net cash used in investing activities	(24,547)	(24,259)

FINANCING ACTIVITIES:
Principal payments for financing leases	(1,728)	—
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	9,001	9,123
Payments on conversion of convertible senior notes	(2)	—
Net cash provided by financing activities	7,271	9,123
Effect of foreign exchange rate changes on cash and cash equivalents	(1,882)	(516)
Net increase (decrease) in cash, cash equivalents, and restricted cash	11,456	(3,346)
Cash, cash equivalents, and restricted cash - beginning of year	654,152	176,523
Cash, cash equivalents, and restricted cash - end of year	$665,608	$173,177

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(21,119)	$(18,627)	$(42,314)	$(55,628)
Add/(less):
Amortization of purchased intangibles	1,558	688	3,108	1,377
Stock-based compensation	15,087	15,945	29,698	30,642
Contingent earn-out adjustments	—	—	132	(263)
Restructuring costs (1)	493	—	3,225	3,193
Depreciation	6,973	5,738	13,578	11,274
Other litigation and consulting costs (2)	2,835	1,338	4,182	6,046
Provision for (benefit from) income taxes	598	(339)	(253)	13
Interest expense, net	9,281	3,211	18,410	6,002
Other (income) expense, net (3)	(2,338)	1,309	(3,050)	1,975
Adjusted EBITDA	$13,368	$9,263	$26,716	$4,631
Diluted adjusted EBITDA per common share	$0.18	$0.14	$0.36	$0.07

Weighted average shares used in diluted adjusted EBITDA per common share (4)	74,457,191	67,254,377	74,534,093	66,490,348

Reconciliation of Adjusted Operating Income (Loss):
Loss before provision for income taxes:	$(20,521)	$(18,966)	$(42,567)	$(55,615)
Add/(less):
Amortization of purchased intangibles	1,558	688	3,108	1,377
Stock-based compensation	15,087	15,945	29,698	30,642
Restructuring costs (1)	493	—	3,225	3,193
Other litigation and consulting costs (2)	2,835	1,338	4,182	6,046
Contingent earn-out adjustments	—	—	132	(263)
Interest expense, net	9,281	3,211	18,410	6,002
Other (income) expense, net (3)	(2,338)	1,309	(3,050)	1,975
Adjusted operating income (loss)	$6,395	$3,525	$13,138	$(6,643)
——————————————
(1)Includes severance costs and other compensation related costs of $0.2 million and lease restructuring costs of $0.3 million for the three months ended June 30, 2021. Includes severance costs and other compensation related costs of $2.7 million and lease restructuring costs of $0.5 million for the six months ended June 30, 2021. Includes severance costs and other compensation related costs of $3.2 million for the six months ended June 30, 2020.
(2)Includes litigation costs of $1.6 million, employee benefit cost of $0.6 million, consulting costs of $0.4 million, and reserve for sales and use tax liability of $0.2 million for the three months ended June 30, 2021. Includes litigation costs of $1.0 million and consulting costs of $0.3 million for the three months ended June 30, 2020. Includes litigation costs of $2.8 million, employee benefit cost of $0.6 million, consulting costs of $0.6 million, and reserve for sales and use tax liability of $0.2 million for the six months ended June 30, 2021. Includes reserve for sales and use tax liability of $2.3 million, litigation costs of $2.3 million, employee benefit cost of $0.8 million, and consulting costs of $0.6 million for the six months ended June 30, 2020.
(3)Includes $3.3 million of other income related to the settlement of leases for the three and six months ended June 30, 2021. The remaining amount of other (income) expense is attributable to currency rate fluctuations.
(4)Includes shares related to the 0.750% Convertible Senior Notes due 2024 (2024 Notes) issued in March 2019. Since the Company expects to settle the principal amount of its outstanding 2024 Notes and 0% Convertible Senior Notes due 2026 (2026 Notes), issued in December 2020, in cash upon conversion and the excess over the principal amount in shares of the Company's common stock, the Company uses the treasury stock method for calculating any potential dilutive effect of the conversion spread on diluted net income per share, if applicable. The conversion spread is calculated using the average market price of common stock during the period, consistent with the treasury stock method. The conversion spread will have a dilutive impact on diluted net income per share of common stock when the average market price of the Company's common stock for a given period exceeds the conversion price of $38.58 per share for the 2024 Notes. The conversion spread had an anti-dilutive impact for the 2026 Notes, since the average market price of the Company's stock during the period was less than the conversion price of $75.23 per share.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - continued
(In Thousands)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Calculation of Free Cash Flow:
Net cash provided by operating activities	$5,385	$8,013	$30,614	$12,306
Purchases of property and equipment, including capitalized software	(12,542)	(12,806)	(23,172)	(23,611)
Total free cash flow	$(7,157)	$(4,793)	$7,442	$(11,305)

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended	Twelve Months Ended
	September 30, 2021	December 31, 2021
Reconciliation of Projected Adjusted EBITDA: (1)
GAAP net loss	$(38,300) - $(34,200)	$(139,700) - $(131,600)
Add/(less):
Amortization of purchased intangibles and finance leases	1,600	6,200
Stock-based compensation	20,300	70,700
Depreciation	9,500	32,300
Other non-recurring costs	800	9,100
Other expense, net (2)	9,500	34,400
Provision for income taxes	800 - 700	1,700 - 1,600
Adjusted EBITDA	$4,000 - $8,000	$14,800 - $22,800

Reconciliation of Projected Adjusted Operating (Loss): (1)
Loss before provision for income taxes	$(37,600) - $(33,600)	$(138,000) - $(130,000)
Add/(less):
Amortization of purchased intangibles	1,600	6,200
Stock-based compensation	20,300	70,700
Other non-recurring costs	800	9,100
Other expense, net (2)	9,500	34,400
Adjusted operating (loss)	$(5,500) - $(1,500)	$(17,600) - $(9,600)
——————————————
(1)Certain items may not total due to rounding.
(2)Includes interest expense, net.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$664,334	$654,152
Accounts receivable, net	89,807	80,423
Prepaid expenses and other current assets	19,348	14,236
Total current assets	773,489	748,811

Operating lease right of use asset	307	614
Property and equipment, net	115,647	106,055
Contract acquisition cost	43,462	41,021
Intangibles, net	10,970	10,927
Goodwill	95,116	95,192
Deferred tax assets	3,600	2,032
Other assets	1,166	1,780
Total assets	$1,043,757	$1,006,432

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,106	$14,115
Accrued expenses and other current liabilities	97,567	99,870
Deferred revenue	107,671	88,848
Operating lease liability	2,711	5,718
Total current liabilities	216,055	208,551

Deferred revenue, net of current portion	489	409
Convertible senior note, net	556,032	538,432
Operating lease liability, net of current portion	3,250	7,180
Deferred tax liability	1,782	1,622
Other liabilities	4,457	6,304
Total liabilities	782,065	762,498

Commitments and contingencies
Total stockholders’ equity	261,692	243,934
Total liabilities and stockholders’ equity	$1,043,757	$1,006,432

Investor Relations contact
Alan Katz
ir-lp@liveperson.com
212-609-4214